SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                        Date of Report: October 15, 2001


                        Mettler-Toledo International Inc.

                 -----------------------------------------------

             (Exact name of registrant as specified in its charter)


        Delaware                         1-13595                13-3668641
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification Number)





                         Im Langacher, P.O. Box MT-100
                        CH 8606 Greifensee, Switzerland

                 -----------------------------------------------

                    (Address of principal executive offices)


       Registrant's telephone number, including area code: 41-1-944-22-11

ITEM 5.    OTHER MATTERS

     On October 14, 2001, Mettler-Toledo International Inc., a Delaware corporation (the "Registrant"), announced that it had entered into a definitive agreement with Rainin Instrument Company, Inc., a Massachusetts corporation, Mr. Kenneth Rainin and Mettler-Toledo, Inc., a wholly owned subsidiary of the Registrant, whereby Mettler-Toledo, Inc. would acquire all of the issued and outstanding membership units of Rainin Instrument
Company, LLC, a Delaware limited liability company for a cash purchase price of $147,892,038 plus 3,388,132 shares of the Registrant's common stock, plus an additional contingent payment, if any, of up to $60,000,000. Up to half of any additional contingent payment may be paid in shares of the Registrant's common stock and the remainder will be paid in cash. The acquisition is subject to certain customary closing conditions including receipt of antitrust and other regulatory approvals.

     The press release issued by the Registrant on October 14, 2001 announcing the proposed acquisition is filed as Exhibit 99.1 hereto.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

A.   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     At the time this Report on Form 8-K was filed with the Securities and Exchange Commission, it was impracticable to provide the required financial statements of Rainin Instrument Company, LLC. The required historical financial statements will be filed by amendment as soon as practicable in compliance with Item 7(a)(4) of Form 8-K.

B.   PRO FORMA FINANCIAL INFORMATION

     The Unaudited Pro Forma Combined Financial Statements required by this Item are included on pages 3 through 8 of this Form 8-K.

                     METTLER-TOLEDO INTERNATIONAL INC.
             UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


     The Unaudited Pro Forma Combined Financial Statements have been prepared to give effect to the proposed acquisition of Rainin Instrument Company, LLC ("Rainin") by Mettler-Toledo International Inc. ("Mettler-Toledo" or the "Company") as of June 30, 2001 for the balance sheet, and for the beginning of the periods ended June 30, 2001 and December 31, 2000 for the respective statements of operations. The Rainin historical financial information was derived from unaudited financial information provided by the seller.

     The pro forma data reflects adjustments directly related to the proposed acquisition, and does not include adjustments that may arise as a consequence of the acquisition. Accordingly, the Unaudited Pro Forma Combined Financial Statements do not purport to be indicative of what the Company's combined financial position or combined results of operations would actually have been had the proposed acquisition been completed on such date or the beginning of the periods indicated or to project the Company's combined results of operations for any future period.

     The proposed acquisition has been accounted for under the purchase method of accounting. Under the purchase method of accounting, tangible and intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The Company has accounted for these estimated fair values and related useful lives based primarily on a preliminary valuation by an independent third party which is subject to final valuation adjustments. The excess of the total acquisition purchase price over the net assets acquired is classified as goodwill and is not amortized in accordance with current generally accepted accounting principles.

                     METTLER-TOLEDO INTERNATIONAL INC.
                 UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF JUNE 30, 2001
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       ASSETS NOT
                                                                                        ACQUIRED
                                                           HISTORICAL      HISTORICAL     FROM         PRO FORMA        PRO FORMA
                                                         METTLER-TOLEDO     RAININ       RAININ (a)   ADJUSTMENTS       COMBINED

                         ASSETS
Current assets:
       Cash and cash equivalents                               $ 23,212       $  4,482        $    -       $     -        $ 27,694
       Trade accounts receivable, less allowances               210,031          9,724             -             -         219,755
       Inventories, net                                         137,412         12,346             -             -         149,758
       Other current assets and prepaid expenses                 40,636            279             -             -          40,915
                                                         ---------------  -------------  ------------ -------------    ------------
           Total current assets                                 411,291         26,831             -             -         438,122

Property, plant and equipment, net                              182,988          8,025       (2,827)             -         188,186
Excess of cost over net assets acquired, net                    221,023            944             -       147,649 (b)     368,672
                                                                                                             (944) (d)
Identified intangible assets                                                                       -       127,074 (b)     127,074
Other assets                                                     39,982          8,795       (8,240)             -          40,537
                                                         ---------------  -------------  ------------ -------------    ------------

           Total assets                                       $ 855,284       $ 44,595     $(11,067)     $ 273,779     $ 1,162,591
                                                         ===============  =============  ============ =============    ============


          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
       Trade accounts payable                                  $ 67,898       $  1,023        $    -       $     -        $ 68,921
       Accrued and other liabilities                            111,635          3,355             -         8,500 (e)     123,490
       Accrued compensation and related items                    38,788              -             -             -          38,788
       Taxes payable                                             65,618            203             -             -          65,821
       Short-term borrowings and current maturities
             of long-term debt                                   49,930              -             -             -          49,930
                                                         ---------------  -------------  ------------ -------------    ------------
           Total current liabilities                            333,869          4,581             -         8,500         346,950

Long term debt                                                  200,493              -             -       149,892 (c)     350,385
Non-current deferred taxes                                       22,939              -             -             -          22,939
Other non-current liabilities                                    96,366              -             -             -          96,366
                                                         ---------------  -------------  ------------ -------------    ------------
           Total liabilities                                    653,667          4,581             -       158,392         816,640

Shareholders' equity:
       Preferred stock, $0.01 par value per share;
           authorized 10,000,000 shares                               -              -             -             -               -
       Common stock, $0.01 par value per share;
           authorized 125,000,000 shares                            400              -             -            34 (c)         434
       Additional paid-in capital                               303,494              -             -       144,300 (c)     447,794
       Accumulated deficit                                     (47,127)              -             -             -        (47,127)
       Accumulated other comprehensive loss                    (55,150)              -             -             -        (55,150)
       Historical Rainin equity                                                 40,014      (11,067)      (28,947) (d)           -
                                                         ---------------  -------------  ------------ -------------    ------------
           Total shareholders' equity                           201,617         40,014      (11,067)       115,387         345,951
                                                         ---------------  -------------  ------------ -------------    ------------
Commitments and contingencies
           Total liabilities and shareholders' equity         $ 855,284      $  44,595     $(11,067)     $ 273,779     $ 1,162,591
                                                         ===============  =============  ============ =============    ============

      The accompanying notes are an integral part of these pro forma combined financial statements.

                     METTLER-TOLEDO INTERNATIONAL INC.
            UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED JUNE 30, 2001
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    HISTORICAL       HISTORICAL     PRO FORMA         PRO FORMA
                                                  METTLER-TOLEDO       RAININ      ADJUSTMENTS         COMBINED

Net sales                                              $  544,677       $ 38,517      $ (1,248) (f)     $ 582,341
                                                                                            395 (e)
Cost of sales                                             299,518         14,071          (517) (f)       313,722
                                                                                            650 (g)
                                                  ----------------  -------------  -------------     -------------
       Gross profit                                       245,159         24,446          (986)           268,619

Research and development                                   30,310          1,621              -            31,931
Selling, general and administrative                       144,124         10,347          (125) (f)       154,607
                                                                                          (189) (e)
                                                                                            200 (i)
                                                                                            250 (g)
Amortization                                                6,237              -          1,537 (h)         7,774
Interest expense                                            9,346              -          4,485 (c)        13,831
Other charges, net                                         15,297             15          (200) (i)        15,112
                                                  ----------------  -------------  -------------     -------------
       Earnings before taxes and
	minority interest                                  39,845         12,463        (6,944)            45,364
Provision for taxes                                        18,665              -          2,208 (j)        20,873
                                                  ----------------  -------------  -------------     -------------
       Net earnings                                     $  21,180       $ 12,463      $ (9,152)          $ 24,491
                                                  ================  =============  =============     =============

Basic earnings per common share:
       Net earnings                                        $ 0.53                                          $ 0.57
       Weighted average number of common shares        39,914,687                     3,388,132 (c)    43,302,819

Diluted earnings per common share:
       Net earnings                                        $ 0.50                                          $ 0.53
       Weighted average number of common shares        42,505,268                     3,388,132 (c)    45,893,400


      The accompanying notes are an integral part of these pro forma combined financial statements.

                     METTLER-TOLEDO INTERNATIONAL INC.
           UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                        YEAR ENDED DECEMBER 31, 2000
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  HISTORICAL    HISTORICAL      PRO FORMA        PRO FORMA
                                                METTLER-TOLEDO   RAININ        ADJUSTMENTS        COMBINED

Net sales                                         $1,095,547      $  66,033      $  (2,417) (f)   $1,159,129
                                                                                       (34) (e)
Cost of sales                                        600,185         25,051         (1,020) (f)      625,516
                                                                                      1,300 (g)
                                                -------------  -------------   -------------    -------------
       Gross profit                                  495,362         40,982         (2,731)          533,613

Research and development                              56,334              -           2,769 (i)       59,103
Selling, general and administrative                  296,187         20,346         (2,769) (i)      315,059
                                                                                      (242) (f)
                                                                                         37 (e)
                                                                                      1,200 (g)
                                                                                        300 (i)
Amortization                                          11,564              -           3,075 (h)       14,639
Interest expense                                      20,034              -           8,970 (c)       29,004
Other charges, net                                     2,638          1,764           (300) (i)        4,102
                                                -------------  -------------   -------------    -------------
       Earnings before taxes and
	minority interest                            108,605         18,872        (15,771)          111,706
Provision for taxes                                   38,510            839             401 (j)       39,750
Minority interest                                       (24)              -               -             (24)
                                                -------------  -------------   -------------    -------------
       Net earnings                                $  70,119      $  18,033      $ (16,172)        $  71,980
                                                =============  =============   =============    =============

Basic earnings per common share:
       Net earnings                                 $   1.80                                        $   1.70
       Weighted average number of common shares   38,897,879                      3,388,132 (c)   42,286,011

Diluted earnings per common share:
       Net earnings                                 $   1.66                                        $   1.58
       Weighted average number of common shares   42,141,548                      3,388,132 (c)   45,529,680


      The accompanying notes are an integral part of these pro forma combined financial statements.

                     METTLER-TOLEDO INTERNATIONAL INC.
            NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                   (In thousands, except per share data)

(a) Represents the elimination of certain historical non-current assets that have not been acquired by the Company.

(b) Represents the preliminary allocation of the excess of the purchase price over the estimated assets and liabilities acquired. The actual allocation of the purchase price may differ from that reflected in the Unaudited Pro Forma Combined Financial Statements after completion of valuations performed as of the date of the acquisition. The preliminary allocation is as follows:

     TOTAL PURCHASE PRICE:
     Shares of Mettler-Toledo common stock to be issued           3,388,132
     Price per share*                                             $   42.60
                                                             ---------------
     Value of Mettler-Toledo common stock to be issued            $ 144,334
     Cash paid to seller                                            147,892
     Estimated Mettler-Toledo transaction costs                       2,000
                                                             ---------------
     Total purchase price                                           294,226

     APPLICATION OF CONSIDERATION TO ACQUIRED ASSETS:
     Historical Rainin net assets acquired, adjusted for
     the elimination of existing goodwill of $944                   (28,003)

     Fair value adjustments relating to:
          Accrual for trade-in liability                              8,500
          Customer relationships                                    (67,383)
          Technology - patents                                      (17,352)
          Intellectual property license                             (19,905)
          Tradename                                                 (22,434)
                                                              ---------------
     Preliminary goodwill                                          $147,649
                                                              ===============

______________
* Based on the average 5 days closing price before the announcement of the acquisition.

(c) Adjustments pertaining to financing the total acquisition purchase price of $294.2 million include additional borrowings of $149.9 million and related interest expense under the Company's existing credit facilities at an assumed interest rate of 6% per annum, and the issuance of approximately 3.4 million shares of Mettler-Toledo common stock at a fair market value of $144.3 million.

     Pursuant to the acquisition agreement, the Company may be required to make additional earn-out payments of up to $60.0 million. Up to half of any additional contingent payment will be paid in shares of the Company's common stock and the remainder will be paid in cash.

                     METTLER-TOLEDO INTERNATIONAL INC.
            NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                (CONTINUED)
                   (In thousands, except per share data)

(d) Represents the elimination of Rainin's historical equity and net goodwill of $944.

(e) Reflects an adjustment to account for Rainin's trade-in program on an accrual basis to conform with the Company's accounting principles.

(f) Represents an adjustment to eliminate sales, cost of sales and selling, general and administrative expense associated with pipette sales that are purchased from a direct competitor of Rainin that will be terminated as a result of the transaction.

(g) Represents the incremental rent and other related costs for certain of Rainin's facilities on the post-transaction negotiated "arms length" basis.

(h) Reflects an adjustment to amortize identifiable intangible assets on a straight-line basis over periods ranging from 11-45 years.

(i) Reflects a reclassification to conform with the Company's financial statement presentation.

(j) Reflects the tax effect on Rainin's historical financial results and pro forma adjustments at the combined U.S. federal and state statutory tax rate of 40%, as if the transaction had occurred at the beginning of each period presented. Since Rainin was organized as a Subchapter S Corporation of the Internal Revenue Code, the Company's historical statements make no provisions for federal income taxes and for certain state income taxes where a Subchapter S election has been made.


                         -------------------------

C.       EXHIBITS

     A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and incorporated by reference.


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  METTLER-TOLEDO INTERNATIONAL INC.
                                  (Registrant)


Dated:  October 15, 2001          By: /S/ WILLIAM P. DONNELLY
                                  -------------------------------------------
                                  William P. Donnelly
                                  Vice President and
                                  Chief Financial Officer